                                                                    Exhibit 12.2

                             INDEPENDENT BANK CORP.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         INCLUDING INTEREST ON DEPOSITS

                                       Year to Date            1998            1997            1996            1995            1994
                                          9/30/99                                                          (Dollars in Thousands)
Net Income (loss)                            12,386          16,139          14,158          11,597          10,387           8,113

Income tax expense (benefit)                  5,423           7,804           7,326           6,153           4,729           1,533
                                             ------          ------          ------          ------          ------          ------

Pretax earnings (loss)                       17,809          23,943          21,484          17,750          15,116           9,646
                                             ------          ------          ------          ------          ------          ------
                                             ------          ------          ------          ------          ------          ------

Fixed Charges:
One-third of rental expense
which approximated the interest
factor                                          423             667             767             768             682             509

Interest on borrowed funds                   37,620          49,569          41,578          32,354          29,143          22,029
                                             ------          ------          ------          ------          ------          ------

Total Fixed charges                          38,043          50,236          42,345          33,122          29,825          22,538
                                             ------          ------          ------          ------          ------          ------
                                             ------          ------          ------          ------          ------          ------

Earnings (for ratio calculation)             55,852          74,179          63,829          50,872          44,941          32,184
                                             ------          ------          ------          ------          ------          ------
                                             ------          ------          ------          ------          ------          ------
Ratio of earnings to fixed
charges                                        1.47            1.48            1.51            1.54            1.51            1.43